                                                            EXHIBIT 10(g)(iv)

                 SHARED INTELLECTUAL PROPERTY LICENSE AGREEMENT

                  THIS SHARED INTELLECTUAL PROPERTY LICENSE AGREEMENT ("Agreement") entered into on August 2, by and between ONCOGENE SCIENCE, INC., a Delaware corporation ("Licensor"), and CALBIOCHEM-NOVABIOCHEM CORPORATION, a California corporation ("Licensee").

                                   WITNESSETH

                  WHEREAS, Licensor is a biopharmaceutical company which is engaged in its Cambridge, Massachusetts facility in both a diagnostics business and a research products business;

                  WHEREAS, the research products business markets research reagents, kits and other research tools to the academic research, industrial research, and clinical research markets;

                  WHEREAS, Licensor has entered into an Asset Purchase Agreement (the "Purchase Agreement"), dated as of June 26, 1995, with Calbiochem-Novabiochem Corporation, a California corporation ("Licensee"), and Calbiochem-Novabiochem International, Inc., a Delaware corporation, pursuant to which Licensor has agreed to sell its research products business, while retaining the right in connection with its Diagnostics Business (as defined in the Purchase Agreement) to manufacture and sell research products to the clinical research market;

                  WHEREAS, Licensee has agreed to purchase the research products business and to conduct such business in the academic research, industrial research, and clinical research markets, recognizing that Licensor will continue to have the right to manufacture and sell products to the clinical research market and diagnostic products to the diagnostic market;

                  WHEREAS, pursuant to the terms of the Purchase Agreement, Licensor has agreed to grant to Licensee a license of rights under patents of Licensor and technology disclosed in patent applications of Licensor that are used and useful in the manufacture, use and sale of the "Products" (as defined below), but which have other uses in Licensor's other businesses;

                  WHEREAS, such grant shall be on an exclusive basis insofar as such rights pertain to Research other than Clinical Research, and on a co-exclusive basis insofar as such rights pertain to Clinical Research;

                  NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

                  (a) The term "Assumed Contract" shall mean collectively the Distributorship Agreements, Equipment Leases, License Agreements, Purchase Orders, Sale Orders, and such other contracts to which the Licensor is a party relating to the Research Products Business, as such contracts are described in
Section 5.17 of the Purchase Agreement.

                  (b) The term "Bulk Quantity" shall mean greater than ten (10) milligrams in a single purchase or an aggregate of ten (10) milligrams in any number of purchases in any rolling 180-day period.

                  (c) The term "Clinical Research" shall refer to Research engaged in by medical centers, independent reference laboratories and comprehensive cancer centers where research is performed utilizing, for the most part, human samples to establish clinical correlation with a diagnosis, prognosis, or monitoring applications.

                  (d) The term "Confidential Information" shall mean any and all proprietary information, including trade secrets disclosed in patent applications, of Licensor which may be disclosed to Licensee from time to time during the term of this Agreement. Information shall not be considered confidential to the extent that it:

                           (i) is publicly disclosed through no fault of any
party hereto, either before or after it becomes known to the Licensee; or

                           (ii) was known to the Licensee prior to the date of
this Agreement, which knowledge was acquired independently and not from another party hereto (or such party's employees); or

                           (iii) is subsequently disclosed to the Licensee in
good faith by a third party who has a right to make such disclosure; or

                           (iv) has been published by a third party as a matter
of right.

                  (e) The term "Diagnostic" shall refer to diagnosis, prognosis or other evaluation of patients where such use, if performed in the United States, would typically require approval by the United States Food and Drug Administration.

                  (f) The term "Licensed Territory" shall mean worldwide.

                  (g) The term "Products" shall mean (i) the products manufactured and sold (including, but not limited to, Licensor's complete line of research products contained in the Licensor's 1995 product catalogue, but excluding TransProbe-1(R) and TransProbe Light(TM)) in connection with the Research Products Business on the date hereof (including, but not limited to, any product necessary and useful for the performance of any Assumed Contract) and (ii) those products which are in the process of development for manufacturing by Licensor listed on Schedule 1.0 to the Purchase Agreement.

                  (h) The term "Research" shall refer to the use of research products in life science research by research companies (including, without limitation, pharmaceutical and biotechnology companies), institutions (including, without limitation, medical centers, independent reference laboratories and comprehensive cancer centers), and universities. The term "Research" specifically excludes any Diagnostic use.

                  (i) The term "Research Products Business" shall mean the research, development, manufacture, worldwide distribution and sale of research reagent products, for sale into the academic, clinical and industrial research markets, including, without limitation, such products as monoclonal and polyclonal antibodies, DNA probes, transcription factors, growth factors, growth factor receptors, and lymphoid cell surface markers, as such business is being conducted by Licensor immediately prior to the effectiveness of this Agreement.

         2.       GRANT OF LICENSE.

                  (a) On the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee all of Licensor's rights under the patents of Licensor described in Exhibit "A" and the technology disclosed in patent applications of Licensor to make, have made, use, market, distribute, and sell the Products in the field of Research within the Licensed Territory (the "License"). The License granted pursuant to the foregoing sentence shall be exclusive insofar as such rights pertain to Research other than Clinical Research and shall be co-exclusive with Licensor insofar as such rights pertain to Clinical Research. Licensor does not grant Licensee any rights in the field of Diagnostics.

                  (b) The license granted hereunder shall be royalty free, and Licensee shall not be required to make any additional payments to Licensor in consideration of the grant of License.

                  (c) No rights are granted hereby allowing Licensee to grant sublicenses without Licensor's prior, express, written consent, which consent may not be withheld unreasonably (it being understood that Licensor's refusal to consent to any proposed sublicense shall be deemed reasonable if the refusal is based on, among other things, Licensor's good faith belief that effecting the proposed sublicense would result in competitive harm to Licensor). Any attempt by Licensee to sublicense any of the rights granted hereunder without such consent of Licensor shall be void.

         3.       LICENSEE'S OBLIGATIONS.

                  (a) Licensee shall not sell in a Bulk Quantity to any third party any Products that are not readily available in Bulk Quantity on the market from sources other than Licensee without the prior written consent of Licensor unless in each instance Licensee shall have made a reasonable inquiry with the appropriate representative of the entity proposing to purchase the

Product in question (the "Purchasing Entity") as to the Purchasing Entity's intended use of the Product and received confirmation from the Purchasing Entity that it does not intend to use the Product in the manufacture or sale of any product that will be distributed or sold for Diagnostic applications or incorporated into other products for distribution and sale for Diagnostic applications. The provisions of this Section 3(a) shall not be interpreted to mean that the License granted to Licensee under this Agreement conveys any rights with respect to Diagnostic applications or the sale of Products in any quantity for Diagnostic applications.

                   In addition, Licensee shall not sell in Bulk Quantity to any pharmaceutical or biotechnology company without the prior written consent of Licensor any antibodies that bind specifically to the proteins identified below (such antibodies are referred to herein as the "Restricted Technology"), unless in each instance Licensee shall have made a reasonable inquiry with the appropriate representative of the Purchasing Entity as to the Purchasing Entity's intended use of the Restricted Technology and received confirmation from the Purchasing Entity that it does not intend to use the Restricted Technology in drug discovery or drug screening operations. For purposes of the foregoing sentence, the proteins are as follows: WAF-1, MSH-2, RAS, R6, Neu, PAI-1 and UPA.

                  (b) Licensee agrees to mark any product sold in the United States that embodies any proprietary information gained from the patent rights granted hereunder with all applicable patent numbers and all other proprietary notices specified by Licensor. All such products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent and other laws and practices of each such country of manufacture or sale, and shall also bear all applicable patent numbers and all other proprietary notices specified by Licensor.

                  (c) Licensee agrees that during the term of this Agreement, and for a period of ten (10) years after this Agreement terminates for any reason, Licensee receiving Confidential Information from Licensor will (i) maintain in confidence such Confidential Information to the same extent Licensee maintains its own proprietary information, (ii) not disclose such Confidential Information to any third party without prior written consent of the Licensor and
(iii) not use such Confidential Information for any purpose except those permitted by this Agreement.

                  (d) If Licensee intends to use the patent and other rights granted in this license in any foreign country in which Licensor has not already obtained a patent or filed a patent application, Licensee shall notify the Licensor prior to such use. Licensor shall have the right, but not the obligation, at Licensor's expense, to apply for the appropriate patents in that foreign country. Licensee shall not make use of the patent or other rights in such foreign country unless and until Licensor gives written permission to do so, or unless Licensor does not, within one hundred twenty (120) days after receiving Licensee's written notification, notify Licensee in writing of its intent to apply for a patent, at which point Licensee shall have the right to prosecute such a patent application at Licensee's own expense. If Licensor or Licensee decides in accordance with this provision to file and prosecute patent application in such foreign country, Licensee shall not use such patent or other rights in such foreign country until a patent application is filed.

                  (e) In the event that Licensee applies for a patent in a foreign country under Section 3(d) of this Agreement, Licensee shall grant Licensor a sublicense covering Licensee's rights under the patent, such grant to be on an exclusive basis insofar as such rights pertain to Licensor's Diagnostic Business and shall be non-exclusive insofar as such rights pertain to Clinical Research.

         4.       LICENSOR'S OBLIGATIONS.

                  Licensor agrees that during the term of this Agreement, Licensor will (i) maintain in confidence all "Licensee Confidential Information" (defined below), (ii) not disclose Licensee Confidential Information to any third party without the prior written consent of Licensee and (iii) not use Licensee Confidential Information for any purpose except those permitted by this Agreement. For the purposes of this Section 4, "Licensee Confidential Information" shall mean all proprietary information embodied by the rights granted to Licensee hereunder, except to the extent such information:

                  (a) is publicly disclosed through no fault of any party hereto; or

                  (b) has been published by a third party as a matter of right.

         5.       LEGAL ACTION.

                  (a) If information comes to the attention of either of the Licensor or Licensee to the effect that any of the rights granted under this License have been or are threatened to be unlawfully infringed, such party shall notify the other party to this License.

                  Licensor shall have the right, not the obligation, at its expense, to take such action as it may deem necessary or appropriate to prosecute such unlawful infringement, including the right to bring any suit, action or proceeding involving any such infringement. If Licensor determines that it is necessary or desirable for Licensee to join any such suit, action or proceeding, Licensee shall execute all papers and perform such other acts as may be reasonably required to permit Licensor to act in Licensee's name in connection with such action, in which event, Licensor shall hold Licensee free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees. If Licensor does not, within one hundred and twenty
(120) days after receiving notice of the alleged infringement, notify Licensee of Licensor's intent to bring suit against any infringer, Licensee shall have the right to bring suit for such alleged infringement, but it shall not be obligated to do so. If Licensee determines that it is necessary or desirable for Licensor to join any such suit, action or proceeding, Licensee may join Licensor as party plaintiff, in which event Licensee shall hold Licensor free, clear and harmless from any and all costs and expenses of such litigation, including attorney's fees. Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other for infringement, and in which such party is joined under the terms of this Section. If Licensor lacks standing to bring any such suit, action or proceeding, then Licensee shall do so at the request of Licensor and at Licensor's expense. To the extent royalties are received pursuant to a judgment or settlement with an infringing party relating to Products sold to the Clinical Research market, such royalties shall be shared equally by Licensor and Licensee. To the extent royalties are received pursuant to a judgment or settlement with an infringing party relating to Products sold to the Research markets, other than the Clinical Research market, Licensee shall be solely entitled to all such royalties. All other sums recovered in any such suit or settlement shall belong to the party that brought the suit.

                  (b) Licensee shall not at any time contest, or assist others in contesting, the validity, ownership or right of Licensor to use the patents described in Exhibit "A".

                  (c) Licensor makes no representations or warranties in regard to the validity of the patents and the corresponding intellectual property rights granted to Licensee under this License. In the event a third person alleges infringement of the intellectual property rights by reason of Licensee's use of the patent rights or technology in the manufacture, use or sale of the Product, Licensor has no obligation to defend any suit, action or proceeding against Licensee. Licensor will, however, cooperate with Licensee, at Licensee's expense, in the defense of any such suit, action or proceeding against Licensee alleging such infringement. Upon receiving any such information Licensor shall give Licensee prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement. Licensee shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with the defense of such suit, action or proceeding.

         6. TERM OF THE AGREEMENT. The term of the License granted hereunder with respect to any particular patent shall be co-extensive with the life of such underlying patent. The term of this Agreement shall extend until the expiration of the last to expire of the underlying patents (including, without limitation, patents that may be issued under patent applications) described in Exhibit "A" hereto.

         7. MISCELLANEOUS.

                  (a) If any provision of this Agreement shall be void as contrary to applicable law, it is agreed that such provision shall be omitted from this Agreement and that the remainder hereof shall be and remain in full force and effect as if such omitted provision had not been included herein.

                  (b) This Agreement, together with the Purchase Agreement and the agreements, exhibits, schedules, certificates and instruments referred to therein and delivered pursuant thereto, constitutes the entire understanding and agreement between the parties with respect to the transactions contemplated by the Purchase Agreement and supersedes all prior understandings and agreements with respect to such subject matter. This Agreement may not be altered, amended or modified in any manner except by written agreement of the parties hereto.

                  (c) Nothing contained in this Agreement shall be construed to place Licensor and Licensee in a relationship as partners, joint venturers, employer and employee or principal and agent, nor shall Licensee be considered in any sense an affiliate of Licensor. Licensee shall not have any authority to create or assume in Licensor's name or in its behalf any obligation, express or implied, or to act or purport to act as Licensor's agent or legally empowered representative for any purpose whatsoever.

                  (d) The rights and liabilities under this Agreement may be assigned by Licensor, and this Agreement shall be binding on and inure to the benefit of its successors and assigns. Licensee may assign its rights and responsibilities only with the prior written consent of Licensor, which consent may not be withheld unreasonably (it being understood that Licensor's refusal to give consent to any proposed assignment shall be deemed reasonable if it is based on, among other things, Licensor's good faith belief that effecting such assignment would result in competitive harm to Licensor); provided, however, that Licensee may assign this Agreement and its rights and obligations hereunder, without Licensor's consent, in connection with the sale of all or substantially all of Licensee's assets related to its research products business.

                  (e) All notices, requests, demands and other communications under this Agreement shall comply with the requirements of Section 15.9 of the Purchase Agreement.

                  (f) This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

                  (g) A waiver by either of the parties hereto of any breach of any provision of this Agreement by the other party shall not be construed to be a waiver of any succeeding breach of any such provision or waiver of the provision itself.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LICENSOR:                                     LICENSEE:

ONCOGENE SCIENCE, INC.                        CALBIOCHEM-NOVABIOCHEM
         CORPORATION

By:  /s/ Steven M. Peltzman                   By:  /s/ Stelios B. Papadopoulos
     ----------------------                        ---------------------------
         Steven M. Peltzman                            Stelios B. Papadopoulos
         President and Chief                           Chairman and Chief
            Operating Officer                              Executive Officer

                               ISSUED U.S. PATENTS

The following patents will be licensed to Buyer in accordance with the Shared Intellectual Property License:

PATENT NUMBER &      INVENTOR         TITLE
DATE                 --------         -----
- ----

4,535,058            Weinberg         Characterization of Oncogenes & Assays
8/13/85                               Based Thereon

4,681,840            Stephenson       Deoxyribonucleic Acid Molecules Useful
7/21/87                               as Probes for Detecting Oncogenes
                                      Incorporated into Chromosomal DNA

4,786,718            Weinberg         Method of Preparing Antibodies to
11/22/88                              Characterize Oncogenes

4,871,838            Carney           Monoclonal Antibodies Reactive with
10/22/87                              Activated and Oncogenic Ras P21
                                      Proteins

4,935,341            Weinberg         Detection of Point Mutations in New
76/19/90                              Genes

5,028,527            Carney           Monoclonal Antibodies Against Activated
7/2/91                                Ras Proteins with Amino Acid Mutations
                                      at Position 13 of the Protein

5,081,230            Carney           Monoclonal Antibodies Reactive with
1/14/92                               Normal and Oncogenic forms of the Ras
                                      p21 Protein

5,084,380            Carney           Monoclonal Antibodies Reactive with
1/28/92                               Activated and Oncogenic Ras p21
                                      Proteins

5,112,737            Carney           Monoclonal Antibodies Against Active
5/12/92                               Ras Proteins with Amino Acid Mutations
                                      at Position 13 of the Protein

5,190,858            Sorvillo         Monoclonal Antibodies Directed to
3/2/93                                Epitopes of Human Transforming Factor,
                                      Alpha and Uses Thereof.

5,217,896            Kramer           Monoclonal Antibodies Recognizing

PATENT NUMBER &      INVENTOR         TITLE
DATE                 --------         -----
- ----

6/8/93                                Parathyroid Hormone Like Protein

5,262,523            Carney           Monoclonal Antibodies Reactive with
5/12/92                               Normal and Oncogenic Forms of the Ras
                                      p21 Protein

5,300,631            Weinberg         Antibodies Specific for Either Ras Proto
9/5/94                                Oncogene Encoded p21 Proteins or Ras
                                      Oncogene Encoded p21 Proteins But Not
                                      Both and Method of Producing Same

5,401,638            Carney           Detection and Quantification of neu
3/28/95                               related protein in Biological Fluids of
                                      Humans

                           ALLOWED U.S. PATENT CLAIMS

Plasminogen Activator Inhibitor Monoclonal Antibodies, Hybridomas, Monoclonal Antibody Production and Use of the Antibodies for Purification, Removal, Inhibition of Assay of the Inhibitors.

Two Claims Allowed 8/94
Inventor - Dano

Detection, Quantitation and Classification of Ras Proteins in Body Fluids and Tissues
U.S. Serial No. 08/078
Allowed 11/15/94
Inventor - Carney

                        PENDING U.S. PATENT APPLICATIONS

23047-A2 Johannes L. Bos, et al., Probes and Methods for Detecting Activated "ras" Oncogne

23384-D-PCT-US:  Frederick Reynolds, Immunoassays for Detection of mutant
                 p53 polypeptide in Biological Fluids, USSN 719,172 filed June 21, 1992

40438-A-2:       Walter P. Carney, Detection, Quantitation and Classification of
                 Ras Proteins in Body Fluids and Tissues. Divisional to be filed.

40440-B2         Robert A. Weinberg, Oncogenes and Methods for Their
                 Detection

40441-D1 Walter P. Carney, et al., Detection and Quantification of Neu Related Proteins in The Biological Fluids in Humans". Divisional to be filed.

005005           T. Dryja et al., Diagnosis of Retinoblastoma

005006           T. Dryja et al., Diagnosis of Retinoblastoma

                            GRANTED EUROPEAN PATENTS

Detection, Quantitation and Classification of Ras Proteins in Body Fluids and Tissues
Australian Patent No. 634961
4/20/89
Inventor W.P. Carney

Monoclonal Antibody Against a Ras Oncogene P21 Related Dodecapeptide European Patent Application No. 0190033
Granted 4/7/93
Inventor W.P. Carney

Monoclonal Antibodies Against Activated Ras Proteins with Amino Acid Mutations at Position 13 of the Protein
Australia Patent No. 627169
Inventor W.P. Carney

Monclonal Antibodies Reactive with Activated and Oncogenic Ras P21 Proteins Canadian Patent No. 1,294,902
1/28/92
Inventor W.P. Carney

Monoclonal Antibody Against a Ras Oncognee p21 Related Dodecapeptide Canadian Patent No. 1,296,960
3/3/92
Inventor W.P. Carney

Monoclonal Antibodies Reactive with Normal and Oncogenis Forms of the Ras p21 Protein
Canadian Patent No. 1297048
Inventor W.P. Carney

Detection of Point Mutations, Amplification and Overexpression of Neu Genes and Gene Products
40439 - PCT-EPO
Inventor R. Weinberg

Characterization of Oncogenes and Assays Based Therein
40439 - PCT-EPO Div I
European Application No. 87200461-9
Inventor R. Weinberg

Diagnosis of Retinoblastoma
005 EPI
European Application No. 87307095-7
Corresponding to USSN 895,163
8/11/86
Inventor

Diagnosis of Retinoblastoma
005AUI
Austrialian Patent No. 600293
8/11/87

Detection and Quantification of Neu Related Proteins in the Biological Fluids of Humans. (P100)
European Patent Application No. 89912588.4

Received Notice of Grant
Inventor W.P. Carney

Detection of Point Mutations, Amplification and Overexpression of Neu Genes and Gene Products (p185)
European Application No. 89905846.5
Advance Notice of Allowance
Inventor W.P. Carney, R. Weinberg

Assay for Carcinogenesis Caused by Oncogenes
Inventor R. Weinberg

Monoclonal Antibody Against A Ras Oncogene p21 Related Dodecapeptide French Patent No. 019033
Based on European Patent No. EPO190033B1
Granted April 7, 1993 form European Application No. 86300568.2
Inventor W.P. Carney

Monoclonal Antibody Against A Ras Oncogene p21 Related Dodecapeptide French Patent No. 019033
Based on European Patent No. EPO190033B1
Granted April 7, 1993 form European Application No. 86300568.2
Inventor W.P. Carney

Diagnosis of Retinoblastoma?
Inventor T.T. Dryja

Plasminogen Activator Inhibitor Monoclonal Antibodies, Hybridomas, Monoclonal Antibody Production and Use of the Antibodies of Purification, Removal Inhibition or Assay of the Inhibitors.
Registered England, France, Germany, Italy
Inventor K. Dano

                       PENDING FOREIGN PATENT APPLICATIONS

23384-D-PCT:                  Immunoassays for detection of mutant p53.
                              International Appln. No. PCT/US92/00878, filed January 31, 1992 Polypeptide in
                              Biological fluids.

40438--A-Canada:              Detection, Quantitiation and Classification of
                              Ras Proteins in Body Fluids and Tissues.

40438-A-PCT-EPO:              Appln. No. 89 904 962.1, filed April 20,
                              1989.

40438-A-PCT-Japan:            Appln. No. 504817/89, filed April 20, 1989.

40439-PCT-EPO-DIV II:         Appln. No. 87 200 460.1, filed March 11,
                              1987

40439-PCT-EPO-DIV III:        Appln. No. 93119195.1, filed Nov 29, 1993

40439-PCT-Japan:              Appln. No. 503483/83, filed Sept 29, 1983

40439-PCT-Japan-DIV:          Appln. No. 51821/92, filed March 10, 1992

40441-B-PCT:                  Detection of Point Mutations, Amplifications
                              and Over expression of Neu Genes and Gene
                              Products.

40441-B-PCT-EPO:              Appln. No. 89 905 846.5, filed April 18,
                              1989

40441-B-PCT-Japan             Appln. No. 505853/89, filed April 18, 1989

40441-C-Canada                Appln. No. 2,026.250.8, filed Sept 26, 1990

40441-C-PCT-EPO:              Detection and Quantification of New Related
                              Protein in the Biological Fluids of Humans.

                      PAI-1 PATENTS AND PATENT APPLICATIONS

40441-C-PCT-Japan               EP Application No. 89902154.7
                                corresponding to USSN 146,525 filed January
                                21, 1988 and USSN 300,667 filed January
                                23, 1989

005PCT: International Application PCT/US89/00293 filed January 23, 1989, based on USSN
                                146,525 filed January 21, 1988.  Designated
                                States: Australia, Barbados, Bulgaria, Brazil, Denmark, EPC states, Finland, Hungary,
                                Japan, N. Korea, S. Korea, Norway,
                                Romania, Sudan, Soviet Union.

005CA1: Canadian Applications 544093 filed August 10, 1987 corresponding to USSN 895,163 filed August 11, 1986.

005CA2: Canadian Application 588929 filed January 24, 1989 corresponding to USSN 146,525 filed January 21, 1988.

005JP1: Japanese Application 200755/87 filed August 11, 1987 corresponding to USSN 895,163 filed August 11, 1986.

005JP2: Japanese Application 1-502006 filed January 23, 1989 corresponding to USSN 146,525 filed January 21, 1988.

                                European Patent No. 0229126 issued on April
                                6, 1994, corresponding to European patent application No. 86904118.6 (national phase of PCT/DK86/00080 filed on July 11, 1986), registered in Switzerland, to be registered in Austria, Belgium, Germany, France, Great Britain, Italy, Luxembourg, the Netherlands and Sweden before July 6, 1994.

                                European patent application No. 93202290.8
                                (divisional application of EP 86904118.6 above) filed on August 3, 1993.

                                U.S. patent application No. 900,364

                                    (continuation of U.S. patent application No.
                                    752,990 which is a continuation of U.S.
                                    patent application No. 035,995, the national phase filing of PCT/DK86/00080 filed on July 11, 1986).

                                    Japanese patent application No. 61-504151
                                    (the national phase filing of PCT/DK86/00080 filed on July 11, 1986).

                                       -3-